SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2011
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”), GFN North America Corp., a Delaware corporation (“GFNNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation (which, combined with GFNMS, is referred to herein as “Pac-Van”), GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”), and its subsidiaries. GFN Holdings and its subsidiaries are collectively referred to herein as “Royal Wolf.”

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Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

i

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 18, 2011 GFN received notice from The NASDAQ Stock Market stating that the warrants of GFN, which trade under the symbol “GFNCZ,” have not maintained a minimum of two active market makers as required for continued inclusion by Listing Rule 5455(b) and that GFN will be provided 30 calendar days, or until February 17, 2011, to regain compliance. If, at any time before February 17, 2011, the warrants have at least two active market makers for 10 consecutive trading days, GFN will have achieved compliance with Listing Rule 5455(b). GFN plans to regain compliance with the continued listing standards.

If the warrants of GFN do not regain compliance with the listing standards by February 17, 2011, the staff of The NASDAQ Stock Market may determine to delist GFN’s warrants from The NASDAQ Global Market and to suspend trading of the warrants at a future date.

Item 9.01   Financial Statements and Exhibits

Exhibit:

99.1           NASDAQ Stock Market letter dated January 18, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: January 21, 2011	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	NASDAQ Stock Market letter dated January 18, 2011

3